SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

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                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

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                       Date of Report: February 18, 1997



                        INTERNEURON PHARMACEUTICALS, INC.
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               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)


         0-18728                                           043047911
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(Commission File Number)                       (IRS Employer Identification No.)


One Ledgemont Center, 99 Hayden Avenue, Lexington, Massachusetts         02173
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(Address of principal executive offices)                              (Zip Code)


         Registrant's telephone no. including area code: (617) 861-8444






ITEM 5.  OTHER EVENTS
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         On February 18, 1997, Interneuron Pharmaceuticals, Inc. (the "Company")
announced that its majority-owned subsidiary,  Progenitor,  Inc. ("Progenitor"),
agreed  to  acquire   Mercator   Genetics,   Inc.,  a   privately-held   company
("Mercator"). The proposed acquisition is subject to certain conditions, including completion of an initial public offering by Progenitor by July 31, 1997 and approval by the Mercator stockholders. The purchase price would be $22 million, payable in Progenitor Common Stock, plus the assumption of Mercator liabilities. Progenitor agreed to provide Mercator with an interim operating line of credit of up to $6.6 million, which the Company has agreed to fund. Amounts advanced under the line of credit and completion of the acquisition will result in charges to the Company's consolidated results of operations. Reference is made to the Company's press release dated February 18, 1997, filed as Exhibit
20.1 hereto and incorporated by reference herein.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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         (c)      Exhibits

                  20.1     Press Release dated February 18, 1997



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INTERNEURON PHARMACEUTICALS INC.


                                       By: /s/ Glenn L. Cooper, M.D.
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                                           Glenn L. Cooper, M.D.
                                           President and Chief Executive Officer

Dated:  February 18, 1997